                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 1, 2002


                            D&E COMMUNICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

          Pennsylvania                   000-20709               23-2837108
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)

                              124 East Main Street
                                  P.O. Box 458
                             Ephrata, PA 17522-0458
               (Address of Principal Executive Offices) (Zip Code)

                                 (717) 733-4101
              (Registrant's telephone number, including area code)


                           No Change Since Last Report
  ----------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On April 1, 2002, D&E Communications, Inc. ("D&E") completed the sale of its 50% interest in D&E/Omnipoint Wireless Joint Venture, L.P., a wireless services joint venture doing business as PCS ONE, to VoiceStream Wireless, D&E's partner in the joint venture. The sale was made pursuant to a Partnership Interest Purchase Agreement, dated as of October 17, 2001, among D&E, D&E Wireless, Inc., a wholly owned subsidiary of D&E, VoiceStream PA II, LLC and VoiceStream PA I, LLC. The consideration received by D&E was determined through arm's-length negotiations, is subject to customary post-closing adjustments, and consisted of $75.0 million in cash, after adjustments for estimated working capital and long-term debt of approximately $42.0 million.

This transaction was contemplated as part of D&E's plan to exit the wireless services business, D&E's investment in PCS ONE and the related contract services D&E provides to PCS ONE, which also have been discontinued subsequent to the disposition, constitute a separate segment of D&E's business. D&E reported the assets and liabilities and results of operations of the wireless services segment as discontinued operations in its Annual Report on Form 10-K for the year ended December 31, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)     Financial Statements of Business Acquired.

      Not applicable.

      (b)     Pro forma Financial Information.

      Unaudited Pro Forma Balance Sheet as of December 31, 2001 and the notes thereto.

      (c)     Exhibits.

      10.1 Partnership Interest Purchase Agreement among D&E Wireless, Inc., D&E Communications, Inc., VoiceStream PA II, LLC, and VoiceStream PA I, LLC dated as of October 17, 2001 (Incorporated herein by reference from Exhibit 10.13 to D&E's Annual Report on Form 10-K for the year ended December 31, 2001.)

      99.1    D&E press release to the disposition of its interest in PCS ONE.

                                    SIGNATURE
                            ------------------------




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            D&E COMMUNICATIONS, INC.
                                            ------------------------
                                            (Registrant)

                                            By: /s/ Thomas E. Morell
                                               ---------------------
                                               Thomas E. Morell
                                               Vice President, Chief Financial
                                               Officer and Treasurer


                                            Date: April 15, 2002

                         Pro Forma Financial Information

     The following unaudited pro forma condensed balance sheet as of December 31, 2001 of D&E Communications, Inc. and subsidiaries has been prepared to illustrate the effect of D&E's disposition of its interest in D&E/Omnipoint Wireless Joint Venture, L.P., a joint venture doing business as PCS ONE, had such disposition occurred on December 31, 2001. In accordance with pro forma financial statement requirements, an unaudited pro forma condensed statement of operations should exclude the effects of discontinued operations, extraordinary items and cumulative effects of changes in accounting principles. Therefore, since D&E's statement of operations included in its Annual Report on Form 10-K for the year ended December 31, 2001 reflected the results of operations of the PCS ONE business as a discontinued operation pursuant to APB 30 as a result of the pending sale, a pro forma statement of operations for the year ended December 31, 2001 has not been presented herein.

         This unaudited pro forma balance sheet is presented for illustrative purposes only. It is not necessarily indicative of the financial position that would have occurred had the sale been completed on the date assumed above, nor is the information indicative of the future financial position.

         You should read the financial information in this section along with D&E's historical consolidated financial statements and accompanying notes.

                            D & E Communications, Inc

                   Unaudited Pro Forma Condensed Balance Sheet

                             As of December 31, 2001

                                 (in thousands)



                                                                             D&E Wireless
                                                                              Operations
                                                                  D&E          Disposal        Pro Forma
                                                              Historical      Adjustments     As Adjusted
                                                              ----------     ------------     -----------
                       ASSETS
Current Assets
    Cash and cash equivalents                                  $     615       $  45,738       $  46,353
    Accounts receivable                                           10,105              --          10,105
    Accounts receivable - affiliated companies                     5,938          (5,938)             --
    Inventories, lower of cost or market, at average cost          1,781              --           1,781
    Prepaid expenses and other                                     4,311              --           4,311
                                                               ---------       ---------       ---------
       Total Current Assets                                       22,750          39,800          62,550
                                                               ---------       ---------       ---------
Investments
    Investments and advances in affiliated companies               6,431              --           6,431
    Investments available-for-sale                                 4,425              --           4,425
                                                               ---------       ---------       ---------
                                                                  10,856              --          10,856
                                                               ---------       ---------       ---------

Property & Equipment, net                                         95,145           3,000          98,145
                                                               ---------       ---------       ---------

Other Assets
    Cost in excess of net assets of business acquired              5,126              --           5,126
    Deferred income taxes                                            905           2,654           3,559
    Other                                                          8,096              --           8,096
                                                               ---------       ---------       ---------
                                                                  14,127           2,654          16,781
                                                               ---------       ---------       ---------

    Total Assets                                               $ 142,878       $  45,454       $ 188,332
                                                               =========       =========       =========


        LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
    Long-term debt maturing within one year                    $      52       $      --              52
    Notes payable                                                  1,757              --           1,757
    Accounts payable and accrued liabilities                      16,319              --          16,319
    Accrued taxes                                                    352              --             352
    Accrued interest and dividends                                   333              --             333
    Advance billings, customer deposits and other                  3,668              --           3,668
                                                               ---------       ---------       ---------
       Total Current Liabilities                                  22,481              --          22,481
                                                               ---------       ---------       ---------
Long-Term Obligations                                             58,124              --          58,124
                                                               ---------       ---------       ---------
Other Liabilities
    Equity in net losses of discontinued operations in
        excess of investments and advances                        10,388         (10,388)             --
    Other                                                          6,564                           6,564
                                                               ---------       ---------       ---------
                                                                  16,952         (10,388)          6,564
                                                               ---------       ---------       ---------

Preferred Stock of Utility Subsidiary                              1,446              --           1,446
                                                               ---------       ---------       ---------

Commitments
Shareholders/ Equity
    Common stock                                                   1,219              --           1,219
    Additional paid-in capital                                    39,956              --          39,956
    Accumulated other comprehensive income (loss)                 (2,833)             --          (2,833)
    Retained earnings                                             10,637          55,842          66,479
    Treasury stock, at cost                                       (5,104)             --          (5,104)
                                                               ---------       ---------       ---------
                                                                  43,875          55,842          99,717
                                                               ---------       ---------       ---------
    Total Liabilities and Shareholders' Equity                 $ 142,878       $  45,454       $ 188,332
                                                               =========       =========       =========


      See accompanying Note to Unaudited Pro Forma Condensed Balance Sheet

               Note To Unaudited Pro Forma Condensed Balance Sheet
                        (Dollar amounts are in thousands)

         D&E will receive approximately $75,000 in cash after working capital and long-term debt adjustments of approximately $42,000. Management estimates that approximately $33,400 of the cash received will be used to pay taxes with the remainder used to pay down debt or to help finance the acquisition of Conestoga Enterprises, Inc.

         The pro forma combined condensed balance sheet includes adjustments to eliminate D&E's wireless assets and liabilities to be sold, including the related equity in losses of PCS ONE in excess of investments and advances of $10,388; recognize $39,800 of estimated cash proceeds on the sale, net of estimated tax payments of $33,400 and selling costs of $1,800; recognize $3,000 for the estimated value of equipment to be received from PCS ONE; recognize the collection of receivables due from PCS ONE and recognize in retained earnings $55,842 of estimated gain on sale, net of estimated taxes of $30,746 (including deferred taxes of $2,654).